As filed with the Securities and Exchange Commission on October 3, 1995
                                                  Registration No. 33- _____

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                __________________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                                __________________

                   FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
              (Exact name of registrant as specified in its charter)

               Pennsylvania                                22-2476703
      (State or other jurisdiction of                      (I.R.S Employer
      incorporation or organization)                    Identification Number)

                                One Franklin Plaza
                           Burlington, New Jersey  08016
                     (Address of principal executive offices)
                                ___________________

                   Franklin Electronic Publishers, Incorporated
                    1988 Amended and Restated Stock Option Plan
                             (Full title of the plan)
                                ___________________


             Gregory J. Winsky, Esq.                    Copy to:

             Senior Vice President                      Edward H. Cohen,Esq.
             One Franklin Plaza                         Rosenman & Colin
             Burlington, New Jersey  08016              575 Madison Avenue

             (609) 386-2500                             New York, New York 10022
             (Name, address and telephone               (212) 940-8580
             number of agent for service)
                                ___________________

                          CALCULATION OF REGISTRATION FEE

Title of                    Proposed maximum   Proposed maximum    Amount of
securities to Amount to be  offering price     aggregate offering  registration
be registered registered    per share*         price*              fee

Common Stock,
 no par value  500,000       $35.4375             $17,718,750         $6,110



* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 27, 1995.

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Franklin Electronic Publishers, Incorporated (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Registration Statement by reference:

             a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 (File No. 0-14841).

             b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 (File No. 0-14841).

             c. The information in respect of the Company's common stock, no par value, under the caption "Description of Capital Stock" contained in the Company's Registration
      Statement on Form 8-A, filed on June 24, 1994 (Registration
      Number 1-13198).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 9-04(a) of the By-Laws provides that a director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless
(i) the director has breached or failed to perform the duties of his office as set forth in Section 512 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") (relating to standard of care and justifiable reliance, as described below) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The Section does not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law. The Section does not limit the liability of directors for violations of the federal securities laws in their capacities as directors and officers of the Company.

      Section 512 of the Pennsylvania BCL sets forth the standard of care for directors. As fiduciaries with respect to the corporation they serve, directors are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Section 512 also entitles a director to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of the corporation, attorneys, public accountants, other experts or committees of the board upon which the director does not serve, provided that the director reasonably believes that such persons or committees are competent with respect to the matter in question and the director has no actual knowledge that would cause such reliance to be unwarranted. Directors may, in considering the best interests of the corporation, consider the effects of any action upon the corporation's employees, suppliers and customers, and upon the communities in which the corporation has offices or other establishments, as well as all other pertinent factors. While
Section 9-04(a) of the By-Laws provides directors with protection from awards of monetary damages for breaches of their duties, including grossly negligent business decisions, it does not eliminate their duty and standard of care. Accordingly, equitable remedies for such breaches, including injunctions, are available.

      Sections 1741 and 1742 of the Pennsylvania BCL permit Pennsylvania corporations to grant indemnification rights to their directors, officers and other persons. The following provisions of Section 9-04 of the By-Laws are based upon the indemnification provisions of these Pennsylvania statutes.

      Section 9-04(b) provides that each director or officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, including, without limitation, an action by or in the right of the Company (a shareholder's derivative action), by reason of being or having been a director or officer of the Company (or serving at the request of or for the benefit of the Company in any other capacity, including as a director, officer, employee, agent, partner or fiduciary for another entity), shall be indemnified by the Company to the fullest extent permitted by Pennsylvania law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection therewith. The Company shall not, however, indemnify any person for actions determined by a court to have constituted willful misconduct or recklessness.

      Section 9-04(c) obligates the Company to advance to directors and officers the expenses incurred by them in defending any of the proceedings specified above in advance of the final disposition of such proceedings, provided that, so long as Pennsylvania law continues so to require, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined by a court that the person receiving such payments is not entitled to be indemnified.

      Section 9-04(d) provides that the rights to indemnification and to the advancement of expenses conferred in the By-Laws shall be contractual rights and shall not be exclusive of any other right that any person may have or acquire under the Company's Articles of Incorporation or By-Laws or any statute, agreement or otherwise.

      Section 9-04(f) provides that the Company may procure and maintain insurance, or create a fund, to secure or insure its indemnification obligations whether arising under the By-Laws or otherwise. The Company has not obtained such insurance.


ITEM 8.  EXHIBITS

   Exhibit No.                        Description

      *4(a)   -    Franklin Electronic Publishers, Incorporated 1988
                   Stock Option Plan, as amended and restated.

       4(b)   -    Certificate of Incorporation (incorporated by
                   reference to Exhibit 3.01 to the Company's
                   Registration Statement on Form S-1, Registration
                   No. 33-6621 (the "Company's 1986 Registration
                   Statement")).

       4(c)   -    Articles of Amendment to the Certificate of
                   Incorporation (incorporated by reference to
                   Exhibit 3.02 to the Company's Annual Report on
                   Form 10-K for the year ended March 31, 1990 (the
                   "Company's 1990 10-K")).

       4(d)   -    By-Laws of the Company (incorporated by reference
                   to Exhibit 3.03 to the Company's 1986 Registration
                   Statement).

       4(e)   -    Amendment to the By-Laws of the Company
                   (incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987
                   Annual Meeting of Shareholders).

       4(f)   -    Amendment to the By-Laws of the Company
                   (incorporated by reference to Exhibit 3.05 to the

                   Company's 1990 10-K).

       4(g)   -    Amendment to the By-Laws of the Company
                   (incorporated by reference to Exhibit 3.06 to the Company's Annual Report on Form 10-K for the year ended March 31, 1991).

       4(h)   -    Specimen of common stock certificate of the
                   Company (incorporated by reference to Exhibit 4(h) to the Company's Registration Statement on Form S-
                   8 (Registration No. 33-71112).

      *5      -    Opinion of Gregory J. Winsky, Esq.

       23(a)  -    Consent of Feldman Radin & Co., P.C. (included on
                   page II-8).

       23(b)  -    Consent of Gregory J. Winsky, Esq. (included in
                   Exhibit 5).
___________________________

*  Filed herewith

ITEM 9.  UNDERTAKINGS

      1. The Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on this 3rd day of October, 1995.


                                      FRANKLIN ELECTRONIC PUBLISHERS,
                                        INCORPORATED



                                      By      MORTON E. DAVID
                                               Morton E. David
                                          Chairman, President and
                                          Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                 Title                                Date



 MORTON E. DAVID         Chairman, President,                October 3, 1995
 Morton E. David         Chief Executive Officer,
                              and Director

 EDWARD H. COHEN                 Director                    October 3, 1995
 Edward H. Cohen


                                 Director
  Bernard Goldstein


  LEONARD M. LODISH               Director                    October 3, 1995
  Leonard M. Lodish


  HOWARD L. MORGAN                Director                    October 3, 1995
  Howard L. Morgan


 JERRY R. SCHUBEL                 Director                    October 3, 1995
 Jerry R. Schubel


 JAMES H. SIMONS                  Director                    October 3, 1995
 James H. Simons

 RICHARD E. SNYDER               Director                     October 3, 1995
 Richard E. Snyder


 MICHAEL R. STRANGE              Director                     October 3, 1995
 Michael R. Strange


 WILLIAM H. TURNER               Director                     October 3, 1995
 William H. Turner


 KENNETH H. LIND            Vice President, Finance           October 3, 1995
 Kenneth H. Lind             (principal financial
                             and accounting officer)

                          CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 1995, relating to the financial statements of Franklin Electronic Publishers, Incorporated and its subsidiaries (File No. 0-14841) in its Annual Report on Form 10-K for the fiscal year ended March 31, 1995.




                                            FELDMAN RADIN & CO., P.C.
                                            Certified Public Accountants

New York, New York
September 28, 1995

                                   EXHIBIT INDEX

Document
*4(a)  -     Franklin Electronic Publishers, Incorporated
             1988 Stock Option Plan, as amended and
             restated.

 4(b)  -     Certificate of Incorporation (incorporated by
             reference to Exhibit 3.01 to the Company's
             Registration Statement on Form S-1,
             Registration Number 33-6621 (the "Company's
             1986 Registration Statement")).

 4(c)  -     Articles of Amendment to the Certificate of
             Incorporation (incorporated by reference to
             Exhibit 3.02 to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (the "Company's 1990 10-K")).

 4(d)  -     By-Laws of the Company (incorporated by
             reference to Exhibit 3.03 to the Company's
             1986 Registration Statement).

 4(e)  -     Amendment to the By-Laws of the Company
             (incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987 Annual Meeting of Shareholders).

 4(f)  -     Amendment to the By-Laws of the Company
             (incorporated by reference to Exhibit 3.05 to the Company's 1990 10-K).

 4(g)  -     Amendment to the By-Laws of the Company
             (incorporated by reference to Exhibit 3.06 to the Company's Annual Report on Form 10-K for the year ended March 31, 1991).

 4(h)  -     Specimen of common stock certificate of the
             Company (incorporated by reference to Exhibit
             4(h) to the Company's Registration Statement on Form S-8 (Registration No. 33-71112).

*5     -     Opinion of Gregory J. Winsky, Esq.

 23(a) -     Consent of Feldman Radin & Co., P.C.
             (included on page II-8).

 23(b) -     Consent of Gregory J. Winsky, Esq. (included
             in Exhibit 5).
___________________________
*  Filed herewith